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                        CONVERTIBLE REVOLVING LOAN NOTE

$15,000,000.00                                                   March 31, 1997

         FOR VALUE RECEIVED, the undersigned, PAULA FINANCIAL, a California corporation ("Borrower"), hereby promises to pay to the order of SANWA BANK CALIFORNIA, a California banking corporation ("Lender"), at its office at 601 South Figueroa Street, Los Angeles, California 90017 (or such other place as Lender may direct from time to time in writing), in lawful money of the United States and in immediately available funds: (1) the principal amount of FIFTEEN MILLION DOLLARS ($15,000,000.00) or such lesser amount as Lender may advance to Borrower as Revolving Loans under (and as that term and capitalized terms not otherwise defined herein are defined in) that certain Credit Agreement dated as of March 31, 1997 by and between Borrower and Lender (as amended, extended and replaced from time to time, the "Credit Agreement"), on December 31, 1999 (the "Conversion Date"); provided, however, that if on the Conversion Date there has not occurred and be continuing an Event of Default or Potential Default, the aggregate principal amount of Revolving Loans outstanding (or such lesser amount as Borrower may elect) shall be converted to a term loan (the "Term Loan"), which Term Loan shall be payable in seven (7) consecutive, equal quarterly principal installments, each such installment to be in an amount equal to 1/16th of the Term Loan and with said installments to be payable on the last Business Day of each calendar quarter, commencing on the first such date following the Conversion Date, and one final installment in the amount necessary to prepay the Term Loan in full on December 31, 2001, and (2) interest on amounts outstanding hereunder at the rates and payable at the times set forth in the Credit Agreement.

         Reference is hereby made to the Credit Agreement for rights of prepayment and other rights of Lender and obligations of Borrower with respect hereto, including, without limitation, to Events of Default pursuant to which amounts outstanding hereunder may become immediately due and payable.

         Borrower agrees to pay all collection expenses, court costs and reasonable attorneys' fees and disbursements (whether or not litigation is commenced) which may be incurred in connection with the collection or enforcement of this Note.

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         This Note shall be governed by and construed in
accordance with the laws of the State of California, without giving effect to choice of law rules.

                                      PAULA FINANCIAL, a California corporation


                                      By:  /s/ James A. Nicholson
                                          ------------------------------------
                                      Print Name: James A. Nicholson
                                                 -----------------------------
                                      Title: Chief Financial Officer
                                             ---------------------------------


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